                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                      FORM 8-K/A


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 17, 1998


                              SPINNAKER INDUSTRIES, INC.
              (Exact name of registrant as specified in its charter)



  DELAWARE                       000-09559                  06-0544125
--------------               ----------------            -------------------
(State of                    (Commission File            (IRS Employer
incorporation)                Number)                    Identification No.)


                           600 N. PEARL STREET, SUITE 2160
                                 DALLAS, TEXAS 75201
                       (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  214-855-0322

     This Form 8-K/A amends the Registrant's Current Report on Form 8-K filed by the Registrant on March 30, 1998, with respect to its acquisition (the "Acquisition") of the pressure sensitive business (the "Pressure Sensitive Business") of S.D. Warren Company (the "Seller"), to provide the financial statements and pro forma financial information required under Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     (i) Balance sheets of the Pressure Sensitive Business as of October 2, 1996 and October 1, 1997 and the related statements of operations, changes in business unit equity and cash flows for the years then ended and for the period from December 21, 1994 through September 27, 1995, accompanied by the report of Deloitte & Touche, LLP thereon; and

     (ii) Unaudited balance sheets of the Pressure Sensitive Business as of December 31, 1996 and 1997, and related statements of operations and cash flows for the three month periods then ended.

(b) PRO FORMA FINANCIAL INFORMATION. Unaudited pro forma financial statements of the Registrant and the Pressure Sensitive Business as of December 31, 1997, and the year then ended.

(c) EXHIBITS.

    2.1 Asset Purchase Agreement, dated as of November 18, 1997, by and between the Registrant and S.D. Warren Company ("Seller"). (1)

    2.2 First Amendment to Asset Purchase Agreement dated March 17, 1998, by and between Seller and the Registrant.(1)

    4.1 Subordinated Note dated March 17, 1998, issued by the Registrant to Seller in the original principal amount of $7 million bearing interest at a rate of 10% per annum.(1)

   99.1 Site Separation and Services Agreement dated March 17, 1998, by and between Seller and the Registrant.(1)

   99.2 Lease Agreement dated March 17, 1998, between Seller and the Registrant.(1)

   99.3 Fourth Amendment to the Credit Agreement dated as of October 23, 1996, among Central Products Company, Brown-Bridge Industries, Inc., Entoleter, Inc., the Registrant, as guarantor, each of the financial institutions party thereto from time to time, BT Commercial Corporation, as agent, Transamerica Business Credit Corporation, as collateral agent, and Bankers Trust Company as issuing bank (the "Credit Agreement"), made as of December 31, 1997.(1)

   99.4 Fifth Amendment to the Credit Agreement.(1)

   99.5 Sixth Amendment to the Credit Agreement.(1)

   99.6 First Supplemental Indenture dated as of March 17, 1998, among the Registrant, Central Products Company, Entoleter, Inc., Spinnaker Coating, Inc., Spinnaker Coating-Maine, Inc. and The Chase Manhattan Bank, as Trustee.(1)

---------------
(1) Previously filed.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SPINNAKER INDUSTRIES, INC.



Date: May 29, 1998                     By: /s/ Craig J. Jennings
                                          -------------------------------------
                                          Craig J. Jennings
                                          Vice President, Finance and Treasurer

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of S.D. Warren Company and subsidiaries:

    We have audited the balance sheets of the Pressure Sensitive Business Unit (the "Business Unit") of S.D. Warren Company (the "Company") as of October 1, 1997 and October 2, 1996, and the related statements of operations, changes in business unit equity, and cash flows for the years then ended, and for the period from December 21, 1994 through September 27, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Business Unit as of October 1, 1997 and October 2, 1996 and the results of its operations and its cash flows for the years then ended, and for the period from December 21, 1994 through September 27, 1995 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared, in part, from the separate records maintained by the Westbrook Mill of the Company, which includes the Business Unit and other Company operations, and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Business Unit had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from Westbrook Mill items applicable to the Westbrook Mill complex as a whole and home-office items applicable to the Company as a whole.

DELOITTE & TOUCHE LLP

January 12, 1998
Boston, Massachusetts

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                                 BALANCE SHEETS

                                     ASSETS

                                                                                        OCTOBER 2,     OCTOBER 1,
                                                                                           1996           1997
                                                                                       -----------    -----------
CURRENT ASSETS:
  Accounts receivable..............................................................    $ 1,991,000    $ 1,262,000
  Inventories......................................................................      6,273,000      9,709,000
  Deferred income taxes............................................................        280,000        339,000
  Other current assets.............................................................         21,000         95,000
                                                                                       -----------    -----------
    Total current assets...........................................................      8,565,000     11,405,000
                                                                                       -----------    -----------
PLANT ASSETS:
  Land and buildings...............................................................        122,000        122,000
  Machinery and equipment..........................................................      2,287,000      2,384,000
                                                                                       -----------    -----------
  Total plant assets...............................................................      2,409,000      2,506,000
Less accumulated depreciation......................................................       (282,000)      (461,000)
                                                                                       -----------    -----------
  Plant assets, net................................................................      2,127,000      2,045,000
                                                                                       -----------    -----------
GOODWILL, Net......................................................................      1,834,000      1,755,000
                                                                                       -----------    -----------
PATENT, Net........................................................................      1,843,000      1,722,000
                                                                                       -----------    -----------
TOTAL..............................................................................    $14,369,000    $16,927,000
                                                                                       -----------    -----------
                                                                                       -----------    -----------

                                      LIABILITIES AND BUSINESS UNIT EQUITY

CURRENT LIABILITIES:
  Accounts payable.................................................................    $ 1,155,000    $ 1,555,000
  Accrued salaries, wages and employee benefits....................................        429,000        705,000
  Accrued workers' compensation....................................................        257,000        128,000
  Other current liabilities........................................................        967,000      1,091,000
                                                                                       -----------    -----------
    Total current liabilities......................................................      2,808,000      3,479,000
DEFERRED INCOME TAXES..............................................................        617,000        740,000
OTHER LIABILITIES..................................................................      2,822,000      2,553,000
COMMITMENTS AND CONTINGENCIES......................................................       --             --
BUSINESS UNIT EQUITY...............................................................      8,122,000     10,155,000
                                                                                       -----------    -----------
TOTAL..............................................................................    $14,369,000    $16,927,000
                                                                                       -----------    -----------
                                                                                       -----------    -----------

                       See notes to financial statements.

                       PRESSURE SENSITIVE BUSINESS UNIT,

                              S.D. WARREN COMPANY

                            STATEMENTS OF OPERATIONS

                                                                         PERIOD
                                                                       DECEMBER 21,
                                                                       1994 THROUGH    YEAR ENDED     YEAR ENDED
                                                                       SEPTEMBER 27,   OCTOBER 2,     OCTOBER 1,
                                                                           1995           1996           1997
                                                                       ------------    -----------    -----------
SALES...............................................................    $48,350,000    $68,655,000    $62,080,000
                                                                        -----------    -----------    -----------
COST OF GOODS SOLD:
  Bodystock.........................................................     27,348,000     36,619,000     33,801,000
  Allocation of Westbrook Mill costs................................      3,413,000      4,356,000      4,187,000
  Other costs.......................................................     13,792,000     20,769,000     15,234,000
                                                                        -----------    -----------    -----------
    Total cost of goods sold........................................     44,553,000     61,744,000     53,222,000
                                                                        -----------    -----------    -----------
GROSS PROFIT........................................................      3,797,000      6,911,000      8,858,000
                                                                        -----------    -----------    -----------
SELLING, GENERAL AND ADMINISTRATIVE COSTS:
  Allocated selling costs...........................................      1,439,000      1,647,000      1,488,000
  Allocation of other corporate costs...............................        854,000      1,512,000      1,527,000
                                                                        -----------    -----------    -----------
    Total selling, general and administrative costs.................      2,293,000      3,159,000      3,015,000
                                                                        -----------    -----------    -----------
INCOME FROM OPERATIONS..............................................      1,504,000      3,752,000      5,843,000
INCOME TAX EXPENSE..................................................        617,000      1,538,000      2,396,000
                                                                        -----------    -----------    -----------
  NET INCOME........................................................    $   887,000    $ 2,214,000    $ 3,447,000
                                                                        -----------    -----------    -----------
                                                                        -----------    -----------    -----------

                       See notes to financial statements.

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                 STATEMENTS OF CHANGES IN BUSINESS UNIT EQUITY

BALANCE AT ACQUISITION, DECEMBER 20, 1994......................................  $10,429,000
  Net income...................................................................      887,000
  Capital infusion--net........................................................      962,000
                                                                                 -----------
BALANCE AT SEPTEMBER 27, 1995..................................................   12,278,000
  Net income...................................................................    2,214,000
  Capital withdrawal--net......................................................   (6,370,000)
                                                                                 -----------
BALANCE AT OCTOBER 2, 1996.....................................................    8,122,000
  Net income...................................................................    3,447,000
  Capital withdrawal--net......................................................   (1,414,000)
                                                                                 -----------
BALANCE AT OCTOBER 1, 1997.....................................................  $10,155,000
                                                                                 -----------
                                                                                 -----------

                       See notes to financial statements.

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                          PERIOD
                                                                       DECEMBER 21,
                                                                       1994 THROUGH    YEAR ENDED     YEAR ENDED
                                                                       SEPTEMBER 27,   OCTOBER 2,     OCTOBER 1,
                                                                           1995           1996           1997
                                                                       -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................................   $   887,000     $ 2,214,000    $ 3,447,000
  Adjustments to reconcile net income to net cash provided by (used
    in) operating activities:
    Depreciation.....................................................       119,000         163,000        179,000
    Amortization of intangibles......................................       159,000         200,000        200,000
    Deferred income taxes............................................       306,000          31,000         64,000
  Changes in assets and liabilities:
    Accounts receivable..............................................      (290,000)      3,663,000        729,000
    Inventories......................................................    (1,724,000)      1,120,000     (3,436,000)
    Accounts payable, accrued and other current liabilities..........      (274,000)       (204,000)       671,000
    Other assets and liabilities.....................................       (28,000)       (464,000)      (343,000)
                                                                        -----------     -----------    -----------
      Net cash provided by (used in) operating activities............      (845,000)      6,723,000      1,511,000
CASH FLOWS FROM INVESTING ACTIVITIES--Investments in plant assets....      (117,000)       (353,000)       (97,000)
CASH FLOWS FROM FINANCING ACTIVITIES--
  Parent company capital infusion (withdrawals)--net.................       962,000      (6,370,000)    (1,414,000)
                                                                        -----------     -----------    -----------
NET CASH.............................................................   $   --          $  --          $  --
                                                                        -----------     -----------    -----------
                                                                        -----------     -----------    -----------

                       See notes to financial statements.

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS

    The Pressure Sensitive Business Unit (the "Business Unit") of S.D. Warren Company (the "Company") manufactures and sells pressure sensitive paper products in roll form. These products are generally sold to label printers that produce products used primarily for informational labels and product identification. Pressure sensitive products are manufactured at the Company's Westbrook, Maine, manufacturing facility (the "Westbrook Mill") with a four element construction consisting of a paper face stock, adhesive coating, silicone coating and release liner. The accompanying financial statements include income and expense accounts and assets and liabilities associated with the manufacture and sale of pressure sensitive products, including the Company's undivided interest in pressure sensitive trade receivables which have been sold under a securitization arrangement to S. D. Warren Finance Co. ("SDWF"), a wholly owned subsidiary of the Company (see Note 6).

    The Company is a wholly owned subsidiary of SDW Holdings Corporation ("Holdings"). Holdings is a wholly owned subsidiary of Sappi Limited ("Sappi").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION--The accompanying financial statements of the Business Unit have been prepared on the accrual basis of accounting and reflect the results of operations and financial position of the Business Unit, including allocations of certain amounts from the Company as described below.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used by management include the allocations of certain assets, liabilities, revenues and expenses to the Business Unit's financial statements. Significant estimates also include realization of certain allocated assets such as trade and other accounts receivable, inventory, goodwill and deferred tax assets, as well as estimates of exposure and certain allocated liabilities of the Business Unit. Actual results could differ from those estimates.

    FISCAL YEAR--The Business Unit's fiscal year ends on the Wednesday closest to the last day of September. The year ended October 2, 1996 ("fiscal year 1996") included 53 weeks. The period December 21, 1994 through September 27, 1995 (the "nine months ended September 27, 1995") included 40 weeks.

    CASH MANAGEMENT--As an operating business unit of the Company, the Business Unit participated in the Company's centralized cash management system. Accordingly, cash received from the Business Unit's operations was administered centrally while the Company financed operational and working capital requirements as well as capital expenditures. The Business Unit has no external sources of financing, such as available lines of credit, as may be necessary to operate as a separate entity.

    The statement of cash flows is prepared as though the cash received and disbursed on behalf of the Company and by the Company, respectively, was transacted through the Business Unit.

    INVENTORIES--Inventories are valued at the lower of cost or market, using the first-in, first-out ("FIFO") cost method. The primary source of bodystock, the most significant raw material used in the manufacture of pressure sensitive products, is the Westbrook Mill or other Company manufacturing

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

facilities. Bodystock is transferred to the Business Unit at the actual cost of production. Inventories of maintenance parts and other supplies are recorded at purchase cost.

    PLANT ASSETS--Plant assets are recorded at cost. For financial accounting purposes, depreciation is principally calculated on a straight-line basis over the estimated useful lives of the assets, which range from twelve to forty-five years. The buildings occupied by the Business Unit are a part of a complex comprising the Westbrook Mill. The cost of buildings included in the accompanying financial statements has been determined based upon an allocation using the square footage occupied by the Business Unit.

    Expenditures for renewals and improvements which increase the useful life or capacity of plant assets are capitalized. Upon the retirement or sale of assets which have not been fully depreciated, the cost of plant assets and the related accumulated depreciation are removed from the asset account. The Business Unit records gains and losses on the retirement or sale of plant assets when realized.

    GOODWILL--On December 20, 1994, SDW Acquisition Corporation ("SDW Acquisition"), a direct wholly owned subsidiary of Holdings, acquired (the "Acquisition") from Scott Paper Company ("Scott") all of the outstanding capital stock of the Company, and certain related affiliates of Scott. Immediately following the Acquisition, SDW Acquisition merged with and into Holdings, with Holdings surviving. Goodwill on the accompanying balance sheets represents the Business Unit's allocated share of goodwill resulting from the Acquisition, and is being amortized for financial statement purposes on a straight-line basis over 25 years. On an ongoing basis, the carrying value of goodwill is evaluated on the basis of whether anticipated undiscounted operating cash flows generated by the acquired business are adequate to recover the recorded asset balance over its estimated useful life. The goodwill balance at October 2, 1996 and October 1, 1997 was $1,834,000 and $1,755,000, net of accumulated amortization of approximately $142,000 and $221,000, respectively.

    PATENT--The Business Unit has a patent directly associated with its pressure sensitive business. The cost of this patent of $2,060,000 arose as part of the Acquisition purchase price allocation. The patent is being amortized over its estimated useful life of approximately seventeen years and is stated net of accumulated amortization of approximately $217,000 and $338,000 in the accompanying balance sheets at October 2, 1996 and October 1, 1997, respectively.

    INCOME TAXES--The Business Unit accounts for deferred income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this approach, deferred income taxes are determined based on the difference between the financial statements and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The Business Unit is not a separate tax paying entity. Accordingly, its results of operations have been included in tax returns filed by Holdings. The accompanying financial statements include a charge in lieu of tax which approximates the tax provision assuming the Business Unit filed separate returns. Amounts which would represent current income taxes payable are included in Unit Equity as no amounts are actually advanced from the Business Unit to the Company for the payment of its current income tax expense.

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    WORKERS' COMPENSATION INSURANCE--The Company has a combination of self-insured and insured workers' compensation programs. The self-insurance claim liability of the Business Unit for workers' compensation is based on claims reported and actuarial estimates of adverse developments and claims incurred but not reported for employees of the Business Unit. The Company's workers' compensation liability is discounted to reflect the passage of several years before the claims related to a particular year are paid in full. The liability has been determined based on an actuarial valuation as the timing of payments associated therewith are reasonably estimable. The present value of such claims was determined using a discount rate of 5.5% for the nine months ended September 27, 1995, fiscal year 1996 and fiscal year 1997. The discounted liability was $1,300,000 and $1,200,000 at October 2, 1996 and October 1, 1997, respectively.

    RESEARCH AND DEVELOPMENT EXPENDITURES--Expenditures for research and development are charged to expense as incurred. Research and development costs were approximately $541,000, $403,000, and $123,000 for the nine months ended September 27, 1995, fiscal year 1996 and fiscal year 1997, respectively.

3. RELATED-PARTY TRANSACTIONS

    As described elsewhere, the financial statements include allocations by the Company for certain corporate administrative and benefit costs incurred for the benefit of all operating divisions and certain operating costs related to the Westbrook Mill. These costs are allocated to operating divisions on a variety of methodologies as follows:

    a) Specific identification--based on estimates of time and services provided.

    b) Relative identification--based on relevant criteria that establishes the division's relationship to the entire pool of beneficiaries.

    c) Formula driven--nonidentifiable to division but incurred for the benefit of all.

    Allocated costs included in selling, general and administrative costs were $2,293,000, $3,159,000 and $3,015,000 for the nine months ended September 27,
1995, fiscal year 1996 and fiscal year 1997, respectively. Selling costs are allocated based upon an individual's time dedicated to the sale of the Business Unit's product. Other allocated corporate costs include executive, legal, accounting, tax, auditing, cash management, purchasing, safety, human resources, health and environmental, and employee benefits. Management believes these allocations are reasonable under the circumstances. However, they may not represent the cost of similar activities on a stand-alone basis.

    In addition, certain costs of operating the Westbrook Mill such as utilities, maintenance and supplies and other support services are common to the entire Westbrook Mill complex and are allocated to cost of goods sold based upon estimates of amounts relating to the Business Unit's operations, generally based upon actual usage or tons of production. Utilities, maintenance and supplies that were allocated based upon estimated usage aggregated $2,039,000, $2,412,000 and $2,315,000 for the nine months ended September 27, 1995, fiscal year 1996 and fiscal year 1997, respectively. Other support services were $1,374,000, $1,944,000 and $1,872,000 for the nine months ended September 27, 1995, fiscal year 1996 and fiscal year 1997, respectively. Management believes these allocations are reasonable under the circumstances; however, they may not be indicative of amounts that would be required to be incurred if the Business Unit operated on a stand-alone basis.

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED-PARTY TRANSACTIONS (CONTINUED)

    No debt or related interest expense of the Company related to the Acquisition or ongoing financing activities have been allocated to the Business Unit's financial statements. Substantially all of the Business Units assets are pledged as collateral to various debt agreements of the Company. Upon consummation of the proposed transaction discussed in Note 4, such collateral arrangements, as they relate to the Business Unit, will be released.

    The Business Unit ships products to certain Sappi subsidiaries (Sappi Europe, SA, Specialty Pulp Services and U.S. Paper). These subsidiaries then sell the Business Unit's products to external customers at market prices and remit the proceeds from such sales to the Business Unit, net of a sales commission. Business Unit products shipped to Sappi subsidiaries and any resulting accounts receivable were not material for the nine months ended September 27, 1995, fiscal year 1996 and fiscal year 1997. The Company has formalized certain of these agreements and is in the process of formalizing the remainder.

4. PROPOSED SALE OF THE BUSINESS UNIT

    On November 18, 1997, the Company entered into an Asset Purchase Agreement (the "Agreement") to sell the Business Unit to Spinnaker Industries, Inc. ("Spinnaker"). The Agreement is anticipated to close in the first calendar quarter of 1998, and is subject to the satisfaction of various conditions. In connection with the Agreement, the Company and Spinnaker are required to execute a Site Lease and a Site Separation and Service Agreement.

    The Site Lease provides Spinnaker a portion of the Westbrook Mill for a term of 99 years at a nominal rental amount of $1 per year. Under the Site Separation and Service Agreement, the Company will provide Spinnaker, for a limited time at predetermined costs, shipping, transportation and storage, maintenance and support, information and administrative services. In addition, such agreement will require the Company to supply certain raw materials, primarily bodystock, for up to one year at predetermined amounts on a per-unit basis.

5. FORCE MAJEURE EVENT

    Due to exceptionally heavy rains, the Presumpscot River flooded the Westbrook Mill on October 21, 1996. The flooding resulted in the temporary closure of the mill. There was no damage to Business Unit related equipment but normal operating conditions of the Business Unit were impacted. During fiscal year 1997 the Company received $11,800,000 related to business interruption claims, of which $2,000,000 was allocated to the Business Unit based upon an estimate of lost sales tons of the Business Unit. All claims were submitted and finalized as of October 1, 1997.

6. ACCOUNTS RECEIVABLE AND MAJOR CUSTOMER INFORMATION

    Accounts receivable consisted of the following:

                                                                               OCTOBER 2,    OCTOBER 1,
                                                                                  1996          1997
                                                                              ------------  ------------
Accounts receivable.........................................................   $2,061,000    $1,327,000
Allowance for doubtful accounts.............................................      (70,000)      (65,000)
                                                                               ----------    ----------
                                                                               $1,991,000    $1,262,000
                                                                               ----------    ----------
                                                                               ----------    ----------

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. ACCOUNTS RECEIVABLE AND MAJOR CUSTOMER INFORMATION (CONTINUED)

    In April 1996, the Company, through a bankruptcy remote subsidiary, SDWF, entered into a receivables sales agreement that provides the Company with a five-year $110 million revolving accounts receivable securitization facility (the "A/R Facility"). Under this facility and pursuant to a purchase and contribution agreement between the Company and SDWF, the Company sells to SDWF, on a non-recourse basis, all rights and interests in the majority of its accounts receivable. Pursuant to the receivables purchase agreement, SDWF, in turn, sells certain interests in the accounts receivable pool owned by SDWF under similar terms to a third-party purchaser.

    The Business Unit's accounts receivable, shown in the table above, represent the undivided interest in the accounts receivable pool related to customers of the Business Unit. Gross accounts receivable of the Business Unit's customers are net of $5,383,000 and $4,705,000 at October 2, 1996 and October 1, 1997,
respectively, which represent accounts receivable of the Business Unit that were securitized and sold under the A/R Facility.

    Sales to unaffiliated customers which individually exceed 10% of total sales amounted to approximately 50.3%, 30.0% and 34.1% for the nine months ended September 27, 1995, fiscal year 1996 and fiscal year 1997, respectively. The loss of any of these customers could have a material effect on the Business Unit's business and results of operations. Approximate sales to each such customer are indicated below:

                                                             NINE MONTHS
                                                                ENDED       YEAR ENDED     YEAR ENDED
                                                            SEPTEMBER 27,   OCTOBER 2,     OCTOBER 1,
CUSTOMER                                                        1995           1996           1997
----------------------------------------------------------  -------------  -------------  -------------
  1.......................................................   $10,400,000    $10,700,000    $10,500,000
  2.......................................................     8,700,000     10,000,000     10,700,000
  3.......................................................     5,200,000          --             --

    At October 2, 1996 and October 1, 1997, approximately 36.5% and 26.5%, respectively, of the Business Unit's net receivables, including those receivables which are securitized and sold, were concentrated in these customers.

7. INVENTORIES

    Inventories consisted of the following:

                                                                               OCTOBER 2,    OCTOBER 1,
                                                                                  1996          1997
                                                                              ------------  ------------
Raw materials...............................................................   $1,140,000    $  968,000
Work in progress............................................................    2,048,000     3,272,000
Finished goods..............................................................    3,085,000     5,469,000
                                                                               ----------    ----------
                                                                               $6,273,000    $9,709,000
                                                                               ----------    ----------
                                                                               ----------    ----------

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8. OTHER LIABILITIES

    Other current liabilities consisted of the following:

                                                                                 OCTOBER 2,   OCTOBER 1,
                                                                                    1996         1997
                                                                                 ----------  ------------
Accrued freight...............................................................    $201,000    $  331,000
Accrued utilities.............................................................     201,000       167,000
Accrued employee costs........................................................     292,000       250,000
Other.........................................................................     273,000       343,000
                                                                                  --------    ----------
                                                                                  $967,000    $1,091,000
                                                                                  --------    ----------
                                                                                  --------    ----------

    Other liabilities consisted of the following:

                                                                                  1996          1997
                                                                                ----------    ----------
Accrued workers' compensation...............................................    $1,043,000    $1,071,000
Accrued pension and other postretirement benefits...........................     1,529,000     1,482,000
Other accrued liabilities...................................................       250,000       --
                                                                                ----------    ----------
                                                                                $2,822,000    $2,553,000
                                                                                ----------    ----------
                                                                                ----------    ----------

9. INCOME TAXES

    The components of the tax provisions are as follows:

                                                                NINE MONTHS
                                                                   ENDED       YEAR ENDED    YEAR ENDED
                                                               SEPTEMBER 27,   OCTOBER 2,    OCTOBER 1,
                                                                   1995           1996          1997
                                                               -------------  ------------  ------------
Current:
  Federal....................................................     $243,000     $1,175,000    $1,819,000
  State and local............................................       68,000        332,000       513,000
                                                                  --------     ----------    ----------
Total current................................................      311,000      1,507,000     2,332,000
                                                                  --------     ----------    ----------
Deferred:
  Federal....................................................      237,000         24,000        50,000
  State and local............................................       69,000          7,000        14,000
                                                                  --------     ----------    ----------
Total deferred...............................................      306,000         31,000        64,000
                                                                  --------     ----------    ----------
                                                                  $617,000     $1,538,000    $2,396,000
                                                                  --------     ----------    ----------
                                                                  --------     ----------    ----------

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9. INCOME TAXES (CONTINUED)

    The components of the deferred tax assets and (liabilities) are as follows:

                                                                             OCTOBER 2,     OCTOBER 1,
                                                                                1996           1997
                                                                            -------------  -------------
Current:
  Deferred tax assets:
    Prepaids and other current assets.....................................    $    28,000    $    26,000
    Accrued and other liabilities.........................................        213,000        313,000
    Inventory.............................................................         39,000       --
                                                                              -----------    -----------
  Total current deferred tax assets.......................................        280,000        339,000
                                                                              -----------    -----------
Noncurrent:
  Deferred tax assets:
    Pension benefits......................................................        311,000        218,000
    Postretirement benefits...............................................        380,000        435,000
    Workers' compensation.................................................        257,000        279,000
    Other.................................................................        113,000         10,000
                                                                              -----------    -----------
  Total noncurrent deferred tax assets....................................      1,061,000        942,000
                                                                              -----------    -----------
  Deferred tax liabilities:
    Property, plant and equipment.........................................       (211,000)      (295,000)
    Patents...............................................................       (735,000)      (687,000)
    Goodwill..............................................................       (732,000)      (700,000)
                                                                              -----------    -----------
  Total noncurrent deferred tax liabilities...............................     (1,678,000)    (1,682,000)
                                                                              -----------    -----------
Net noncurrent deferred tax liabilities...................................       (617,000)      (740,000)
                                                                              -----------    -----------
Net deferred tax liabilities..............................................    $  (337,000)   $  (401,000)
                                                                              -----------    -----------
                                                                              -----------    -----------

    The differences between the U.S. statutory income tax rate and the Business Unit's effective income tax rate are as follows:

                                                                   NINE MONTHS ENDED   YEAR ENDED     YEAR ENDED
                                                                     SEPTEMBER 27,     OCTOBER 2,     OCTOBER 1,
                                                                         1995             1996           1997
                                                                   -----------------  -------------  -------------
U.S. statutory income tax rate...................................        34.0%            34.0%          34.0%
State income taxes, net of federal benefit.......................         5.9              5.9            5.9
Other............................................................         1.1              1.1            1.1
                                                                         ----             ----           ----
Effective tax rate...............................................        41.0%            41.0%          41.0%
                                                                         ----             ----           ----
                                                                         ----             ----           ----

10. FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

    The Business Unit's financial instruments consist mainly of accounts receivable and accounts payable. The carrying amounts of accounts receivable and accounts payable approximate fair value due to the short-term nature of these instruments.

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10. FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK (CONTINUED)

    At October 2, 1996 and October 1, 1997, the total carrying amounts of accounts receivable reflect approximately $5,383,000 and $4,705,000, respectively, of reductions related to the A/R Facility. There are no unrealized losses on the A/R Facility at October 1, 1997.

    A significant portion of the Business Unit's sales and accounts receivable are from major customers (Note 5). None of the Business Unit's other financial instruments represent a concentration of credit risk because the Company has dealings with a variety of major banks and customers worldwide. None of the Business Unit's off-balance sheet financial instruments would result in a significant loss to the Business Unit if the other party failed to perform according to the terms of its agreement, as any such loss would generally be limited to the unrealized gain in any contract.

11. LEASES

    The Business Unit leases certain office and warehouse space and manufacturing equipment under operating leases. Rental expense for the nine months ended September 27, 1995, fiscal year 1996 and fiscal year 1997 and any future lease payments at October 1, 1997 were not material.

12. ENVIRONMENTAL, SAFETY AND OTHER MATTERS

    The Business Unit is subject to a wide variety of environmental, safety and other laws and regulations relating to matters including air emissions and hazardous waste management. From time to time, the Business Unit may be involved in various lawsuits and administrative proceedings relating to these matters. The relief sought in such lawsuits and proceedings may include injunctions, damages and penalties. At the present time, there are no such proceedings or other legal matters which, after consulting with legal counsel, management believes will have a material effect on the Business Unit's financial position, results of operations or cash flows.

13. RETIREMENT BENEFITS

    PENSION PLANS--The Company has four defined-benefit, trusteed pension plans that provide retirement benefits for substantially all employees, including employees of the Business Unit. Benefits provided are primarily based on employees' years of service and compensation. The Company's funding policy complies with the requirements of federal law and regulations. Plan assets consist of equity securities, bonds and short-term investments. The current portion of the net pension liability relating to employees of the Business Unit, detailed below, is $61,000 and $324,000 at October 2, 1996 and October 1, 1997, respectively.

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

13. RETIREMENT BENEFITS (CONTINUED)

    The funded status of the pension plans relating to employees of the Business Unit is as follows:

                                                                               OCTOBER 2,    OCTOBER 1,
                                                                                  1996          1997
                                                                              ------------  ------------
Projected benefit obligation................................................    $4,103,000    $4,894,000
Plan assets at fair value...................................................     3,723,000     4,476,000
                                                                                ----------    ----------
Projected benefit obligation in excess of plan assets.......................       380,000       418,000
Unrecognized prior service costs............................................       --           (320,000)
Unrecognized loss...........................................................       259,000       616,000
                                                                                ----------    ----------
Net pension liability.......................................................    $  639,000    $  714,000
                                                                                ----------    ----------
                                                                                ----------    ----------

    The net pension cost attributable to the Business Unit includes the following components:

                                                                 NINE MONTHS
                                                                    ENDED      YEAR ENDED   YEAR ENDED
                                                                SEPTEMBER 27,  OCTOBER 2,   OCTOBER 1,
                                                                    1995          1996         1997
                                                                -------------  -----------  -----------
Service cost-benefits earned during the period................     $ 119,000     $ 169,000    $ 153,000
Interest cost on projected benefit obligation.................       194,000       283,000      318,000
Return on plan assets.........................................      (194,000)     (288,000)    (335,000)
                                                                   ---------     ---------    ---------
Net pension cost..............................................     $ 119,000     $ 164,000    $ 136,000
                                                                   ---------     ---------    ---------
                                                                   ---------     ---------    ---------

    The actuarial amounts incurred above relate solely to employees of the Business Unit and do not include any amounts for employees that are part of allocations to the Business Unit's financial statements for corporate selling, general, and administrative costs or for allocations from the Westbrook Mill.

    A separate pool of assets attributable to employees of the Business Unit does not exist. The above funded status and return on plan assets was determined by the Company's actuary as if the assets were split from the existing plans based on the Business Unit's share of the total projected benefit obligation. The projected benefit obligation at October 2, 1996 and October 1, 1997 was determined using assumed discount rates of 8.25% and 7.75%, respectively, and assumed long-term rates of compensation increases of 4.75% and 4.5%, respectively. The assumed rate of return on plan assets (on an annualized basis) was 9.0% for both fiscal years 1996 and 1997.

    SAVINGS PLANS--The Company currently sponsors two 401(k) defined contribution plans covering substantially all Business Unit employees pursuant to which the Company is obligated to match employee contributions, up to specified amounts. Contributions to these plans for Business Unit employees totaled approximately $72,000, $98,000 and $108,000 for the nine months ended September 27, 1995, fiscal year 1996 and fiscal year 1997, respectively.

14. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    The Company sponsors a defined benefit postretirement plan that provides health care and life insurance benefits to eligible retired employees. Employees of the Business Unit participate in the Plan

                       PRESSURE SENSITIVE BUSINESS UNIT,
                              S.D. WARREN COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

14. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (CONTINUED)

and are generally eligible for benefits upon retirement and completion of a specified number of years of service. The net postretirement liability detailed below is noncurrent.

    The funded status and obligations of the plan attributable to the Business Unit are as follows:

                                                                                OCTOBER 2,   OCTOBER 1,
                                                                                   1996         1997
                                                                                ----------  ------------
Accumulated postretirement benefit obligation ("APBO")........................   $951,000    $1,064,000
Plan assets at fair value.....................................................     --           --
                                                                                 --------    ----------
APBO in excess of plan assets.................................................    951,000     1,064,000
Unrecognized prior service cost...............................................     --            27,000
                                                                                 --------    ----------
Net postretirement liability..................................................   $951,000    $1,091,000
                                                                                 --------    ----------
                                                                                 --------    ----------

    Components of the net periodic postretirement benefit expense attributable to the Business Unit are as follows:

                                                                   NINE MONTHS
                                                                      ENDED      YEAR ENDED  YEAR ENDED
                                                                  SEPTEMBER 27,  OCTOBER 2,  OCTOBER 1,
                                                                      1995          1996        1997
                                                                  -------------  ----------  ----------
Service cost....................................................      $54,000      $ 73,000    $ 69,000
Interest cost on APBO...........................................       42,000        63,000      73,000
Unrecognized prior service cost.................................       --            --          (2,000)
                                                                      -------      --------    --------
Net postretirement benefit cost.................................      $96,000      $136,000    $140,000
                                                                      -------      --------    --------
                                                                      -------      --------    --------

    The actuarial amounts incurred above relate solely to employees of the Business Unit and do not include any amounts for employees that are part of allocations to the Business Unit's financial statements for corporate selling, general, and administrative costs or for allocations from the Westbrook Mill.

    The discount rates used to estimate the accumulated benefit obligations as of October 2, 1996 and October 1, 1997 were 8.25% and 7.75%, respectively. The initial health care cost trend rates used to value the APBO were 9.0% at both September 27, 1995 and October 2, 1996 and 6.75% at October 1, 1997, decreasing gradually to an ultimate rate of 5.0%, 5.25%, and 4.75%, respectively, in the year 2007. A one-percentage point increase in the assumed health care trend rate for each future year would increase the APBO by approximately 8.4% at October 1, 1997 and would increase the sum of the benefits earned and interest cost components of net postretirement benefit cost for fiscal 1997 by approximately 10.8%.

                         PRESSURE SENSITIVE BUSINESS UNIT,
                                S.D. WARREN COMPANY

                              CONDENSED BALANCE SHEETS

                                       ASSETS


                                                  December 31,    December 31,
                                                       1996            1997
                                                 -------------    -------------
                                                          (Unaudited)
CURRENT ASSETS:
  Accounts receivable                            $  1,480,000     $  1,184,000
  Inventories                                       8,844,000       10,410,000
  Deferred income taxes                               280,000          339,000
  Other current assets                                 50,000           50,000
                                                 ------------     ------------
      Total current assets                         10,654,000       11,983,000

PLANT ASSETS, Net                                   2,107,000        2,025,000
GOODWILL, Net                                       1,814,000        1,735,000
PATENT, Net                                         1,813,000        1,692,000
                                                 ------------     ------------
TOTAL                                            $ 16,388,000     $ 17,435,000
                                                 ------------     ------------
                                                 ------------     ------------

                   LIABILITIES AND BUSINESS UNIT EQUITY

CURRENT LIABILITIES:
  Accounts payable                               $  1,627,000     $  1,666,000
  Accrued salaries, wages and employee benefits     1,389,000          603,000
  Accrued workers' compensation                       250,000          150,000
  Other current liabilities                         1,000,000        1,100,000
                                                 ------------     ------------
      Total current liabilities                     4,266,000        3,519,000

DEFERRED INCOME TAXES                                 617,000          740,000
OTHER LIABILITIES                                   2,815,000        2,553,000
COMMITMENTS AND CONTINGENCIES                            ----             ----
BUSINESS UNIT EQUITY                                8,690,000       10,623,000
                                                 ------------     ------------
TOTAL                                            $ 16,388,000     $ 17,435,000
                                                 ------------     ------------
                                                 ------------     ------------


                    See notes to condensed financial statements.

                         PRESSURE SENSITIVE BUSINESS UNIT,
                                S.D. WARREN COMPANY

                         CONDENSED STATEMENTS OF OPERATIONS

                                                           Three Months Ended
                                                       ----------------------------
                                                        December 31,   December 31,
                                                            1996          1997
                                                       ------------   -------------
                                                               (Unaudited)
SALES                                                  $ 12,759,000   $ 14,559,000
COST OF GOODS SOLD:
  Bodystock                                               6,947,000      7,961,000
  Allocation of Westbrook Mill costs                        979,000      1,047,000
  Other costs                                             3,131,000      4,005,000
                                                       ------------   ------------
      Total cost of goods sold                           11,057,000     13,013,000

GROSS PROFIT                                              1,702,000      1,546,000

SELLING, GENERAL AND ADMINISTRATIVE COSTS:
  Allocated selling costs                                   360,000        372,000
  Allocation of other corporate costs                       380,000        381,000
                                                       ------------   ------------
      Total selling, general and administrative costs       740,000        753,000

INCOME FROM OPERATIONS                                      962,000        793,000

INCOME TAX EXPENSE                                          394,000        325,000
                                                       ------------   ------------
      NET INCOME                                       $    568,000   $    468,000
                                                       ------------   ------------
                                                       ------------   ------------

                    See notes to condensed financial statements

                      PRESSURE SENSITIVE BUSINESS UNIT,
                             S.D. WARREN COMPANY

                      CONDENSED STATEMENTS OF CASH FLOWS


                                                          Three Months Ended
                                                    ----------------------------
                                                     December 31,    December 31,
                                                        1996             1997
                                                     ------------    ------------
                                                              (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                         $   568,000      $ 468,000
  Adjustments to reconcile net income to net
   cash provided By (used in) operating activities:
  Depreciation                                            45,000         45,000
  Amortization of intangibles                             50,000         50,000

  Changes in assets and liabilities:
  Accounts receivable                                    511,000         78,000
    Inventories                                       (2,571,000)      (701,000)
    Accounts payable, accrued & other
     liabilities                                       1,465,000         40,000
    Other assets                                         (29,000)        45,000
                                                     -----------      ---------
      Net cash provided by operating activities           25,000         25,000

CASH FLOWS FROM INVESTING ACTIVITIES -
  Investments in plant assets                            (25,000)       (25,000)

CASH FLOWS FROM FINANCING ACTIVITIES                        ----           ----
                                                     -----------      ---------

NET CASH                                             $      ----      $    ----
                                                     -----------      ---------
                                                     -----------      ---------

                 See notes to condensed financial statements

                      PRESSURE SENSITIVE BUSINESS UNIT,
                             S.D. WARREN COMPANY

              NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. The Business Unit of the Company manufactures and sells pressure sensitive paper products in roll form. These products are generally sold to label printers that produce products used primarily for informational labels and product identification. Pressure sensitive products are manufactured at the Company's Westbrook Mill with a four element construction consisting of a paper face stock, adhesive coating, silicone coating and release liner. The accompanying condensed financial statements include income and expense accounts and assets and liabilities associated with the manufacture and sale of pressure sensitive products, including the Company's undivided interest in pressure sensitive trade receivables which have been sold under a securitization arrangement to SDWF, a wholly owned subsidiary of the Company.

     The Company is a wholly owned subsidiary of Holdings. Holdings is a wholly owned subsidiary of Sappi.

2. The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended December 31, 1997 are not necessarily indicative of the results that may be expected for the year ended September 30, 1998.

3. The condensed financial statements include allocations by the Company for certain corporate administrative and benefit costs incurred for the benefit of all operating divisions and certain operating costs related to the Westbrook Mill. These costs are allocated to operating divisions on a variety of methodologies as follows:

     a) Specific identification - based on estimates of time and services provided.

     b) Relative identification - based on relevant criteria that establishes the division's relationship to the entire pool of beneficiaries.

     c) Formula driven - nonidentifiable to division but incurred for the benefit of all.

     Allocated costs included in selling, general and administrative costs were approximately $740,000 and $753,000 for the three months ended December 31, 1996 and 1997, respectively. Selling costs are allocated based upon an individual's time dedicated to the sale of the Business Unit's product. Other allocated corporate costs include executive, legal, accounting, tax, auditing, cash management, purchasing, safety, human resources, health and environmental, and employee benefits. Management believes these allocations are reasonable under the circumstances. However, they may not represent the cost of similar activities on a stand-alone basis.

     In addition, certain costs of operating the Westbrook Mill such as utilities, maintenance and supplies and other support services are common to the entire Westbrook Mill complex and are allocated to cost of goods sold based upon estimates of amounts relating to the Business Unit's operations, generally based upon actual usage or tons of production. Utilities, maintenance and supplies that were allocated based upon estimated usage aggregated approximately $538,000 and $576,000 for the three months ended December 31, 1996 and 1997, respectively. Other support services were approximately $441,000 and $471,000 for the three months ended December 31, 1996 and 1997, respectively. Management believes these allocations are reasonable under the circumstances; however, they may not be indicative of amounts that would be required to be incurred if the Business Unit operated on a stand-alone basis.

     No debt or related interest expense of the Company related to the Acquisition or ongoing financing activities have been allocated to the Business Unit's financial statements. Substantially all of the Business Units assets are pledged as collateral to various debt agreements of the Company. Upon consummation of the proposed transaction discussed in Note 4, such collateral arrangements, as they relate to the Business Unit, will be released.

4. On November 18, 1997, the Company entered into an Agreement to sell the Business Unit to Spinnaker. The Agreement is anticipated to close in the first calendar quarter of 1998, and is subject to the satisfaction of various conditions. In connection with the Agreement, the Company and Spinnaker are required to execute a Site Lease and a Site Separation and Service Agreement.

     The Site Lease provides Spinnaker a portion of the Westbrook Mill for a term of 99 years at a nominal rental amount of $1 per year. Under the Site Separation and Service Agreement, the Company will provide Spinnaker, for a limited time at predetermined costs, shipping, transportation and storage, maintenance and support, information and administrative services. In addition, such agreement will require the Company to supply certain raw materials primarily bodystock, for up to one year at predetermined amount on a per-unit basis.

5. Due to exceptionally heavy rains, the Presumpscot River flooded the Westbrook Mill on October 21, 1996. The flooding resulted in the temporary closure of the mill. There was no damage to business Unit related equipment but normal operating conditions of the Business Unit were impacted. During fiscal year 1997 the Company received $11,800,000 related to business interruption claims, of which $2,000,000 was allocated to the Business Unit based upon an estimate of lost sales tons of the Business Unit. All claims were submitted and finalized as of October 1, 1997.

[CIRCLE 4-5]

                          UNAUDITED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial information of the Registrant is based on the historical consolidated financial statements of the Registrant and has been prepared to illustrate the effects of the Acquisition as though it had occurred as of the beginning of the period presented for the pro forma statement of operations. Defined terms herein have the meanings given to them in the Form 8-K/A of which this is a part.

     The pro forma adjustments include, in the opinion of management, all adjustments necessary to give pro forma effect to the Acquisition as though such transaction had occurred as of the beginning of the period presented for the pro forma statement of operations and as if it had occurred on December 31, 1997 for the pro forma balance sheet.

     The unaudited pro forma financial information is not necessarily indicative of how the Registrant's balance sheet and results of operations would have been presented had the Acquisition actually been consummated at the assumed date, nor is it necessarily indicative of presentation of the Registrant's balance sheet and results of operations for any future period. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto included in the Registrant's Annual Report on Form 10-K for the period ended December 31, 1997 and the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

     The pro forma adjustments are based upon available information. These adjustments are directly attributable to the Acquisition and are expected to have a continuing impact on the Registrant's business, results of operations, and financial position. The Acquisition was accounted for using the purchase method of accounting, pursuant to which the total purchase cost of the Acquisition was allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The final allocation of the purchase price will be based upon the fair market valuation of the acquired assets and the assumed liabilities; however, such allocation is not expected to differ materially from the preliminary allocation.

                              SPINNAKER INDUSTRIES, INC.

              UNAUDITED PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 1997
                                (DOLLARS IN THOUSANDS)

                                                  PRESSURE
                                                  SENSITIVE     PRO FORMA     PRO FORMA
                                     SPINNAKER   BUSINESS(15)  ADJUSTMENTS      TOTAL
                                     ---------   ------------  -----------    ---------
Current assets:
  Cash and cash equivalents           $  5,977     $  ----    $    ----       $  5,977
  Accounts receivable, net              24,886       1,262        4,705 (8)     30,853
  Inventories, net                      30,745       9,709         (273)(9)     40,181
  Prepaid expenses and other             2,594          95         ----          2,689
  Deferred income taxes                  1,922         339         (339)(10)     1,922
                                      --------     -------    ---------       --------
      Total current assets              66,124      11,405        4,093         81,622

Property, plant, & equipment, net       60,334       2,045       17,955 (11)    80,334
Goodwill, net                           24,025       1,755       18,704 (1)     44,484
Other assets                             6,235       1,722       (1,224)(11)     6,733
                                      --------     -------    ---------       --------
  Total assets                        $156,718     $16,927    $  39,528       $213,173
                                      --------     -------    ---------       --------
                                      --------     -------    ---------       --------
Current liabilities:
  Accounts payable                    $ 14,529     $ 1,555    $    (645)(10)  $ 15,439
  Accrued liabilities                    6,319         833         (128)(10)     7,024
  Current portion of long term debt        864        ----         ----            864
  Revolving credit facility                446        ----       45,268 (12)    45,714
  Other current liabilities              2,591       1,091         ----          3,682
                                      --------     -------    ---------       --------
      Total current liabilities         24,749       3,479       44,495         72,723

Long term debt, less current portion   115,049        ----        7,000 (13)   122,049
Other noncurrent liabilities             1,097       2,553       (1,072)(10)     2,578
Deferred income taxes                    5,554         740         (740)(10)     5,554


Stockholders' equity:
  Common stock                           3,124        ----         ----          3,124
  Additional paid in capital            11,557      10,155      (10,155)(14)    11,557
  Retained earnings (deficit)           (3,914)       ----         ----         (3,914)
  Minimum pension liability               (386)       ----         ----           (386)
  Less: Common stock in treasury          (112)       ----         ----           (112)
                                      --------     -------    ---------       --------
Total stockholders' equity              10,269      10,155      (10,155)        10,269
                                      --------     -------    ---------       --------
  Total liabilities and
    stockholders' equity              $156,718     $16,927    $  39,528       $213,173
                                      --------     -------    ---------       --------
                                      --------     -------    ---------       --------

                            See accompanying notes.

[circle 6-8]

                           SPINNAKER INDUSTRIES, INC,

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

                   YEAR ENDED          YEAR ENDED                                   PRO FORMA
                   DECEMBER 31, 1997   OCTOBER 1, 1997                 PRO FORMA    YEAR ENDED
                   (SPINNAKER)         (PRESSURE SENSITIVE BUSINESS)   ADJUSTMENTS  DECEMBER 31, 1997
                   -----------         -----------------------------   -----------  -----------------
Net sales          $231,976            $62,080                                      $294,056

Cost of sales       199,647             53,222                          (1,012)(2)   253,216
                                                                         1,359(3)
                   --------            -------                         -------      --------

Gross profit         32,329              8,858                            (347)       40,840

Selling, general
& administrative     21,450              3,015                          (1,150)(4)    23,889
                                                                           574(5)
                   --------            -------                         -------      --------

Income from
operations           10,879              5,843                             228        16,950

Interest expense     13,238               ----                           3,399(6)     16,637

Other income            112               ----                                           112

Income tax
provision (benefit)    (460)             2,396                          (1,766)(7)       170
                   --------            -------                         -------      --------

Net income (loss)  $ (1,787)           $ 3,447                         $(1,404)     $    256
                   --------            -------                         -------      --------
                   --------            -------                         -------      --------

Earnings per
common share:

Net income (loss)
per common share   $  (0.28)                                                        $   0.04
                   --------                                                         --------
                   --------                                                         --------

Net income (loss)
per common share
assuming dilution  $  (0.28)                                                        $   0.04
                   --------                                                         --------
                   --------                                                         --------

                            See accompanying notes.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

     (1) The Acquisition was accounted for as a purchase combination. The purchase price, including acquisition costs, was approximately $53 million and has been allocated as follows (in thousands):

               Tangible assets purchased . . . .  $35,498
               Liabilities assumed . . . . . . .  $ 2,995
               Purchase price in excess of
                net tangible assets  . . . . . .  $20,459

     (2) Represents the elimination of maintenance, material handling, and security costs previously allocated by the Seller, which the Pressure Sensitive Business will not be subject to under the Site Separation and Service Agreement, as only the direct charges for such services will be charged under this agreement.

     (3) Represents incremental depreciation expense related to acquired property, plant, and equipment.

     (4) Represents the elimination of corporate overhead previously allocated by the Seller. The services included executive, legal, accounting, purchasing, and other corporate overhead functions which will be provided by the Registrant under its current corporate structure.

     (5) Represents amortization of goodwill from the Acquisition. Amortization period of goodwill is thirty years.

     (6) Interest expense on the borrowings under Registrant's $60 million Revolving Credit Facility in connection with the Acquisition and amortization of deferred financing costs associated with the amendment to the Revolving Credit Facility. Interest is calculated based on an assumed rate of 8.5%. A 1% change in the interest rate would change interest expense on the Acquisition borrowings in the amount of approximately $289 annually.

     (7) Represents the income tax adjustment required to reflect the estimated consolidated effective tax rate based on statutory federal and state tax rates.

     (8) Represents off balance sheet Pressure Sensitive Business receivables previously sold to an affiliate of the Seller under a receivable sales agreement. In connection with the Acquisition, the agreement was terminated.

     (9) Inventory valuation adjustment to reflect finished goods at estimated selling price, less costs of disposal and reasonable profit allowance.

     (10) Adjustment reflects assets and liabilities retained by the Seller.

     (11) Adjustment to property, plant and equipment, and other assets based on the Registrant's preliminary estimate of fair market value.

     (12) Represents borrowings under the Revolving Credit Facility in connection with the Acquisition and deferred financing costs associated with the amendment to the Revolving Credit Facility.

     (13) Represents the issuance of a convertible subordinated note by the Registrant to Seller in the amount of $7.0 million. The note bears interest at the rate of 10% per annum.

     (14) Elimination of Pressure Sensitive Business equity.

     (15) Historical financial statements of Pressure Sensitive Business are for its fiscal year ended October 1, 1997.